Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of March 31, 2014 by and between Planet Intermediate, LLC, a Delaware limited liability company (“Holdings”), Planet Fitness Holdings, LLC, a New Hampshire limited liability company (the “Borrower”), and the Subsidiaries of the Borrower from time to time party hereto (together with Holdings and the Borrower, each individually a “Grantor” and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

The Borrower, the other Grantors as Loan Guarantors, the Lenders and the Administrative Agent are entering into an Amended and Restated Credit Agreement dated as of the date hereof (as it may be amended or modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of itself and the other Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Credit Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Commercial Tort Claims” means the existing commercial tort claims of the Grantor listed on Exhibit I.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” shall mean any payroll, trust and tax withholding accounts used exclusively for such purposes and so long as no other funds are comingled in such payroll, trust and tax withholding accounts.

“Excluded Property” shall mean (a) any fee-owned real property with a fair market value of less than $1,000,000; (b) motor vehicles subject to certificates of title; (c) letter of credit rights with a value of less than $500,000 (other than letter of credit rights that can be perfected by filing a UCC financing statement); (d) commercial tort claims with a value of less than $500,000; (e) pledges and security interests prohibited by applicable law, rule or regulation (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition); (f) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition); (g) those assets as to which a pledge and security interest would result in material adverse tax consequences as determined by the Borrower in good faith; (h) Excluded Accounts, (i) any leasehold properties, (j) any contract or lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or other contract or arrangement, in each case, to the extent permitted under the Credit Agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or other contract or arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition); or (j) any “intent to use” Trademark applications for which a statement of use has not been filed.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a responsible officer of the Borrower as may be amended or supplemented from time to time

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” shall have the meaning set forth in the Credit Agreement.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims; and

(xvi)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, (x) the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property and (y) not more than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each first-tier foreign Subsidiary or Disregarded Domestic Subsidiary directly owned by the Borrower or by any domestic Subsidiary other than any Disregarded Domestic Subsidiary) shall be required to be pledged.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantors represent and warrant to the Administrative Agent and the Secured Parties that:

3.1. Title, Perfection and Priority. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Schedule 1(c) of the Perfection Certificate, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under the Credit Agreement.

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number, if any, are set forth in Schedule 1(c) of the Perfection Certificate.

3.3. Principal Location. Each Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Schedule 2(a) of the Perfection Certificate; no Grantor has any other places of business except those set forth in Schedule 2(c) of the Perfection Certificate.

3.4. Collateral Locations. All of Grantors’ locations where Collateral having value in excess of $500,000 is located are listed on Schedule 2(d) of the Perfection Certificate. All of said locations are owned by the applicable Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Schedule 2(e) of the Perfection Certificate and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Schedule 2(f) of the Perfection Certificate.

3.5. Deposit Accounts. Each Grantor’s Deposit Accounts are listed on Schedule 8 of the Perfection Certificate.

3.6. Exact Names. Each Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with the applicable Grantor’s jurisdiction of organization. Except as set forth on Schedule 1(b) of the Perfection Certificate, no Grantor has, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7. Letter-of-Credit Rights and Chattel Paper. Schedule 12 of the Perfection Certificate lists all Letter-of-Credit Rights in excess of $500,000 and Schedule 11 of the Perfection Certificate lists all Chattel Paper in excess of $100,000 individually or $500,000 in the aggregate for each Grantor. All action by each Grantor reasonably necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Schedule 12 and Schedule 11 of the Perfection Certificate (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Schedule 12 and Schedule 11 of the Perfection Certificate, subject only to Liens permitted under the Credit Agreement.

3.8. Inventory. With respect to any Inventory having value in excess of $500,000, (a) such Inventory (other than Inventory in transit) is located at one of the Grantors’ locations set forth on Schedule 1(d) of the Perfection Certificate, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) the applicable Grantor has good and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the security interest granted to the Administrative Agent hereunder, for the benefit of the Administrative Agent and Secured Parties, and Permitted Encumbrances, (d) [reserved], and (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition.

3.9. Intellectual Property. No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth on Schedule 4 of the Perfection Certificate. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Schedule 2(c) of the Perfection Certificate and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Administrative Agent on the applicable Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantors; and all action reasonably necessary or desirable to protect and perfect the Administrative Agent’s Lien on the Grantors’ Patents, Trademarks or Copyrights shall have been duly taken.

3.10. Filing Requirements. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Schedule 7 of the Perfection Certificate and (b) Patents, Trademarks and Copyrights held by the Grantors and described in Schedule 4 of the Perfection Certificate.

3.11. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect to other Liens permitted under Section 6.02 of the Credit Agreement.

3.12. Pledged Collateral.

(a) Schedule 5 of the Perfection Certificate sets forth a complete and accurate list of all of the Pledged Collateral. Each Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Schedule 5 of the Perfection Certificate as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and Permitted Encumbrances. The Grantors further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantors have so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Collateral held by a securities intermediary is covered by a control agreement among the applicable Grantors, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to the Grantors has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to the Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantors of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantors, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Schedule 5 of the Perfection Certificate, the Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to a Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, the Grantors agree that:

4.1. General.

(a) Authorization to File Financing Statements; Ratification. The Grantors hereby authorize the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first priority security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the applicable Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantors also agree to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request.

(b) Further Assurances. The Grantors will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. The Grantors also agree to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(c) Disposition of Collateral. The Grantors will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

(d) Liens. The Grantors will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.

(e) Other Financing Statements. The Grantors will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted under Section 6.02 of the Credit Agreement. The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to the Grantors’ rights under Section 9-509(d)(2) of the UCC.

(f) Locations. Each Grantor will not (i) maintain any Inventory at any location other than those locations listed on Schedule 1(c) of the Perfection Certificate or disclosed to Administrative Agent pursuant to clause (ii) of this Section, (ii) otherwise change, or add to, such locations without the Administrative Agent’s prior written consent as required by the Credit Agreement (and if the Administrative Agent gives such consent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Credit Agreement), or (iii) change its principal place of business or chief executive office from the location identified on Schedule 1(c) of the Perfection Certificate, other than as permitted by the Credit Agreement.

(g) Together with the delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b) of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by a responsible officer of the Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) identifying any Subsidiary of the Borrower that has ceased to be, an Immaterial Subsidiary during the most recently ended fiscal quarter.

4.2. Receivables.

(a) Certain Agreements on Receivables. Other than in the ordinary course of business, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, a Grantor may reduce the amount of Accounts arising from the sale of Inventory in the ordinary course of business.

(b) Electronic Chattel Paper. The Grantors shall take all steps reasonably necessary to grant the Administrative Agent Control of all electronic chattel paper in excess of $100,000 individually or $500,000 in the aggregate for each Grantor in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment. No Equity Interest which is included within the Collateral shall at any time constitute a Security and no issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. The Grantors will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral (if any then exist) and (b) hold in trust for the Administrative Agent upon receipt and deliver to the Administrative Agent, in the case of the equity interests of any Grantor, promptly thereafter and in the case of any other Chattel Paper, Securities and Instruments constituting Collateral, within 30 days thereafter.

4.5. Uncertificated Pledged Collateral. The Grantors will permit, from time to time, upon the Administrative Agent’s reasonable request, to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. The Grantors will take any actions reasonably necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, the Grantors will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control.

4.6. Pledged Collateral.

(a) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantors shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that such rights and powers shall not be exercised in any manner that could adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Grantors will permit the Administrative Agent or its nominee at any time after the occurrence of and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) The Grantors shall be entitled to collect and receive for their own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation not permitted under the Credit Agreement or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv) All Excluded Payments and all other distributions in respect of any Pledged Collateral, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by a Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the applicable Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7. Intellectual Property.

(a) Each Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.

(b) The Grantors shall notify the Administrative Agent promptly upon becoming aware that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) that is material to the business of the Company may become abandoned, or of any adverse determination (including the institution of, or any such determination, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding a Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same; provided however, that the foregoing will not require Grantors to notify the Administrative Agent of any determination to abandon any Patent, Trademark or Copyright (now or hereafter existing) that the management of the Company determines is not material to the business of the Company.

(c) Except as listed on Schedule 4 to the Perfection Certificate, in no event shall the Grantors, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Administrative Agent prompt written notice thereof, and, upon request of the Administrative Agent, the Grantors shall execute and deliver any and all security agreements as the Administrative Agent may reasonably request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of the Grantors relating thereto or represented thereby.

4.8 Commercial Tort Claims. The Grantors shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim that exceeds $500,000 in amount (as defined in the UCC) acquired by it and, unless the Administrative Agent otherwise consents, the Grantors shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.

4.9. Letter-of-Credit Rights. If a Grantor is or becomes the beneficiary of a letter of credit that exceeds $100,000 individually or $500,000 in the aggregate for each Grantor, such Grantor shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

4.10. Federal, State or Municipal Claims. The Grantors will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11. No Interference. The Grantors agree that they will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.12. Insurance. (a) In the event any owned real property in excess of $1,000,000 is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the Grantors shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the total commitment or the total replacement cost value of the improvements.

(b) All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) as an additional insured or as lender’s loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Administrative Agent.

(c) All premiums on such insurance shall be paid when due by the Grantors, and copies of the policies delivered to the Administrative Agent. If the Grantors fail to obtain or maintain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Event of Default arising from a Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13. Collateral Access Agreements. The Grantors shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral with a market value in excess of $500,000 of any Grantor is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.

4.14. Deposit Account Control Agreements. The Grantors will provide to the Administrative Agent upon the Administrative Agent’s reasonable request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of the Grantors as set forth in this Security Agreement; provided that a Deposit Account Control Agreement shall not be required for deposit or concentration accounts, the deposits in which do not aggregate more than $1,000,000 or exceed $200,000 with respect to any one account (or in each case, such greater amounts to which the Agents may reasonably agree) for a period of five consecutive Business Days.

4.15. Change of Name or Location; Change of Fiscal Year. No Grantor shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change (i) its chief executive office, principal place of business, mailing address or (ii) warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S.

ARTICLE V

REMEDIES

5.1. Remedies.

(a) Upon the occurrence of and during the continuation of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of a Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) The Grantors recognize that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantors also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantors or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantors and the issuer would agree to do so.

The provisions of this Section 5.1 shall only apply from and after the occurrence and during the continuation of an Event of Default.

5.2. Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of and during the continuation of an Event Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions reasonably necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s reasonable request, the following reports with respect to the Grantors: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.3. Grant of Intellectual Property License. Upon the occurrence of and during the continuation of an Event of Default, for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights included in the Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to a Grantor and any Inventory that is covered by any Copyright owned by or licensed to a Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to a Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. The Administrative Agent may at any time after the occurrence of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of the applicable Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Administrative Agent to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) [reserved], (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iii) [reserved], (iv) during the continuation of an Event of Default, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 6.02 of the Credit Agreement), (v) [reserved], (vi) during the continuation of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (vii) during the continuation of an Event of Default, to sign the Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (viii) during the continuation of an Event of Default, to exercise all of the Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (ix) during the continuation of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (x) during the continuation of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xi) during the continuation of an Event of Default, to prepare, file and sign the Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xii) during the continuation of an Event of Default, to prepare, file and sign the Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiii) during the continuation of an Event of Default, to change the address for delivery of mail addressed to the Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to the Grantor, and (xiv) to do all other acts and things reasonably necessary to carry out this Security Agreement; and the Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any reasonable expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(iv) and Section 6.2(a)(xiv), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO DURING THE CONTINUATION OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND

VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY LENDER, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Lender as determined by a court of competent jurisdiction in a final, non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2. Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Grantors acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3. Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantors agree that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.4. Secured Party Performance of Debtor Obligations. During the continuation of an Event of Default, without having any obligation to do so, the Administrative Agent may perform or pay any obligation which a Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5 Specific Performance of Certain Covenants. The Grantors acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.2, or 7.6 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against each Grantor.

7.6. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full.

7.7. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.8 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should a Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of a Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.9. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent unless expressly permitted pursuant to Section 6.03 of the Credit Agreement. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.

7.10. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.11. Taxes and Expenses. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and, to the extent provided in the Credit Agreement in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.12. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.13. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its terms and (ii) all of the Secured Obligations (other than have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit, or at the sole discretion of the Administrative Agent, a back up standby Letter of Credit reasonably satisfactory to the Administrative Agent, has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding. Upon any such termination, the Administrative Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

7.14. Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Administrative Agent relating to the Collateral.

7.15. Choice of Law and Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in County of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7.16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.17. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.18. No Novation. From and after the Effective Date, this Security Agreement shall be binding on the Grantors, and the Pledge and Security Agreement executed in connection with the Existing Credit Agreement (the “Existing Security Agreement”) and the provisions thereof shall be amended, restated and replaced in their entirety by this Security Agreement. This Security Agreement shall not extinguish the obligations for the payment of money outstanding under or discharge or release the Lien or priority of the Existing Security Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Security Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Security Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Grantors under the Existing Security Agreement from any of its obligations and liabilities thereunder.

ARTICLE VIII

NOTICES

8.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement, provided that notices to the Grantor shall be sent to the Grantor at its mailing address set forth in Schedule 1(c) of the Perfection Certificate with a copy to the Borrower.

8.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

ARTICLE X

PERFECTION CERTIFICATE UPDATES OVERRIDE

Notwithstanding anything to the contrary in this Security Agreement the timely delivery of a Perfection Certificate required by Section 4.1(g) of this Security Agreement shall be deemed to have been satisfied any required disclosure under this Security Agreement to be provided during the time period between the delivery of the prior Perfection Certificate under Section 4.1(g) (the “Prior Perfection Certificate”) and the next timely delivery of a Perfection Certificate required by Section 4.1(g) of this Security Agreement (such period, the “Gap Period”) and (except for their failure to provide required disclosure under the Prior Perfection Certificate), the Grantors shall not be deemed to be in default for their failure to deliver any such required disclosure or take any related actions required hereunder with respect to any items to be included in such required disclosure during such Gap Period or for any deemed breach of any representation or covenant as a result of the Grantor’s failure to deliver such required disclosure or take such action during the Gap Period; provided, that with respect to any equity interests or notes required to be pledged hereunder, which, if certificated, shall be required to be delivered within 30 days of the acquisition or creation thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

PLANET INTERMEDIATE, LLC, as a Grantor

By:	/s/ Pierre LeComte

Name:	Pierre LeComte

Title:	President

PLANET FITNESS HOLDINGS LLC, as a Grantor

By:	/s/ Christopher Rondeau

Name:	Christopher Rondeau

Title:	Chief Executive Officer

PLA-FIT HEALTH, L.L.C.
PLA-FIT FRANCHISE, LLC
PLANET FITNESS EQUIPMENT, LLC
PFIP, LLC

By:	/s/ Christopher Rondeau

Name:	Christopher Rondeau

Title:	Chief Executive Officer

JFZ, LLC
PF DERRY, LLC
PIZZAZZ LLC
PIZZAZZ II LLC
PFPA, LLC
PF ERIE LLC
PF GREENSBURG, LLC
PLA-FIT WARMINSTER, LLC
PFCA, LLC
PF VALLEJO, LLC
PLA-FIT HEALTH NJNY, LLC
LONG ISLAND FITNESS GROUP, LLC
BAYSHORE FITNESS GROUP, LLC
MELVILLE FITNESS GROUP, LLC
CARLE PLACE FITNESS GROUP, LLC
LEVITTOWN FITNESS GROUP, LLC
1040 SOUTH BROADWAY FITNESS GROUP, LLC
BAYONNE FITNESS GROUP, LLC
EDISON FITNESS GROUP, LLC
601 WASHINGTON STREET FITNESS GROUP LLC
PEEKSKILL FITNESS GROUP, LLC
PLA-FIT COLORADO, LLC,
each as a Grantor

By:	/s/ Christopher Rondeau

Name:	Christopher Rondeau

Title:	Manager

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Peter M. Killea

Name:	Peter M. Killea

Title:	Credit Executive

EXHIBIT I

(See Section 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                     ,     is delivered pursuant to Section 4.8 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Amended and Restated Pledge and Security Agreement, dated March 31, 2014, between the undersigned, as the Grantor, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (as amended or modified from time to time prior to the date hereof, the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

Schedule I to Amendment to Security Agreement

COMMERCIAL TORT CLAIMS

Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT I

COMMERCIAL TORT CLAIMS

None.

EXHIBIT II

PERFECTION CERTIFICATE

PERFECTION CERTIFICATE

[     ], 2014

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of [ ], 2014 (the “Credit Agreement”), among Planet Intermediate, LLC (“Holdings”), Planet Fitness Holdings, LLC (the “Borrower”), the other Loan Parties party thereto, JPMorgan Chase Bank, N.A. as the administrative agent (the “Administrative Agent”), and the lenders and other financial institutions party thereto. As used herein, “Companies” means Holdings, the Borrower and each of their respective Subsidiaries (as defined in each Credit Agreement), and “Company” means any of them. Each of the undersigned hereby certify to the Administrative Agent as follows:

1. Names. (a) The exact name of each Company that is a corporation, on such Company’s Certificate of Incorporation, for each Company that is a limited liability company, on such Company’s Certificate of Formation, and for each other Company, on such Company’s equivalent organizational documents, are as follows:

[            ]

(b) The following is a list of all other names (including trade names or similar appellations) used by each Company or any other business or organization to which any Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

Current Name	Past Names or Trade Names

(c) The following are each Company’s (i) federal employer identification numbers and (ii) corporation identification number or other applicable formation identification number:

Entity	Federal Employer Identification Number	Formation Identification Number	Jurisdiction of Organization

2. Current Locations. (a) The chief executive offices and principal mailing addresses of each Company is:

Entity	Mailing Address	State	County	Country

(b) The following are all other locations in which each Company maintains any books or records relating to any of its property and assets with a market value in excess of $100,000 (provided that the inclusion of an item on this schedule is not a representation (a) that the item exceeds the threshold above or (b) that future items not exceeding the threshold above will be scheduled, except as required above):

None.

(c) The following are all other places of business of each Company:

Entity	Place of Business

(d) The following are all other locations where any inventory or equipment with a market value in excess of $250,000 of any Company is located (provided that the inclusion of an item on this schedule is not a representation (a) that the item exceeds the threshold above or (b) that future items not exceeding the threshold above will be scheduled, except as required above):

Grantor	Landlord or Operator	Location Address	City, State, Zip, Country

(e) The following is a list of all owned and leased real property held by any Company, and the appropriate filing office for mortgages in respect of such owned real property with a market value in excess of $500,000 (provided that the inclusion of an item on this schedule is not a representation (a) that the item exceeds the threshold above or (b) that future items not exceeding the threshold above will be scheduled, except as required above):

Owned Real Property:

N/A

Leased Real Property:

Entity	Leased Location

(f) The following are the names and addresses of all persons or entities other than a Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of property or asset consisting of chattel paper, inventory or equipment of any Company with a market value in excess of $100,000 (provided that the inclusion of an item on this schedule is not a representation (a) that the item exceeds the threshold above or (b) that future items not exceeding the threshold above will be scheduled, except as required above):

Name	Address

3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a)-(e) of §2 with respect to each location at which, or other person or entity with which, prior to the date hereof, (i) any property or asset had been previously held or (ii) any place of business had been previously maintained by any Company, in each case, at any time during the past four months:

[     ]

4. Intellectual Property. The following is a complete list of all patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of each Company:

[    ]

[     ]

5. Investment Property; Instruments. The following is a complete list of all stock, bonds, debentures, notes, commodity contracts and other securities owned by each Company and each of the Subsidiaries and all securities accounts and commodity accounts owned by each Company:

Investments

Owner	Issuer	Security Description	% Ownership

Debt Instruments

Creditor	Debtor	Balance as of 12/31/2013	Maturity Date

Securities Accounts and Commodities Accounts

Owner	Securities Intermediary	Account Number

6. Vessels. The following is a complete list of all vessels of each Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction:

[     ]

7. Other Titled Collateral. The following is a complete list of all motor vehicles with a fair market value in excess of $250,000:

[     ]

8. Deposit Accounts. The following is a complete list of all deposit accounts maintained by each Company:

Bank	Address	Telephone	Name on Account	Type	Account Number

9. Commercial Tort Claims. The following is a complete list of claims arising in tort with respect to which any Company is a claimant with a value in excess of $250,000; together with case file numbers or other identification of such claim:

[     ]

10. Unusual Transactions. All of the Collateral has been originated by each Company in the ordinary course of such Company’s business or consists of goods which have been acquired by such Company in the ordinary course from a person in the business of selling goods of that kind, except for the following Collateral which was obtained outside the ordinary course of business, including, but not limited to, transactions involving bulk transfers:

[     ]

11. Chattel Paper. The following is a complete list of all tangible chattel paper and electronic chattel paper held by each Company with a value in excess of $50,000 individually or $250,000 in the aggregate:

[     ]

12. Letter of Credit Rights. The following is a complete list of all letters of credit issued in favor of each Company, as beneficiary thereunder, with a value in excess of $50,000 individually or $250,000 in the aggregate:

[     ]

13. Authorization. The undersigned hereby irrevocably authorize the Administrative Agents at any time (including, without limitation, any time prior to the execution of a definitive security agreement) and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto and hereby ratifies its authorization for the Administrative Agents to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first set forth above.

PLANET INTERMEDIATE, LLC

By:
Name:
Title:

PLANET FITNESS HOLDINGS, LLC

By:
Name:
Title:

[ ]

By:
Name:
Title: